Exhibit 99.1
FOR IMMEDIATE RELEASE
SEDONA ANNOUNCES NEW INTERIM
CHIEF EXECUTIVE OFFICER AND PRESIDENT
KING OF PRUSSIA, PA — September 17, 2008 — SEDONA® Corporation (OTCBB: SDNA) (www.sedonacorp.com), announced today that its Board of Directors has appointed Scott C. Edelman as the interim Chief Executive Officer and President of the Company. Mr. Edelman, who has served as the Co-Chairman of the Company since May 2007 and as a Director of the Company since August 2004, will replace Marco A. Emrich who has resigned from his position as Chief Executive Officer, President, and Director of the Company.
About SEDONA Corporation
SEDONA® Corporation (OTCBB: SDNA) provides multi-vertical Customer/Member Relationship Management (CRM/MRM) solutions and services specifically tailored to the financial services market. SEDONA’s CRM/MRM solution, Intarsia®, is designed and priced to support and meet the needs of the multiple lines of business of banks and credit unions. Intarsia provides the entire financial services institution with a complete and accurate view of their customers’ and prospects’ relationships and interactions. By utilizing SEDONA’s CRM/MRM solution and services, SEDONA’s clients effectively identify, acquire, foster, and retain loyal, profitable customers. For additional information, visit the SEDONA web site at www.sedonacorp.com or call 1-800-815-3307.
Forward-Looking Statements
Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as “believes,” “anticipates,” “plans,” or “expects,” and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.
SEDONA® and Intarsia® are registered trademarks of SEDONA Corporation.
All other trade names are the property of their respective owners.
This press release and prior releases are available on the
SEDONA Corporation web site at www.sedonacorp.com.

SEDONA INVESTOR CONTACT:	SEDONA MEDIA CONTACT:
Steve Ficyk Tel: 1-216-373-6856 E-mail: stevef@sedonacorp.com	Michelle Brown Tel: 1-610-337-8400 Email: michelleb@sedonacorp.com